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                                                                    EXHIBIT 10.1
                              AMENDMENT NO. 2 TO
                             ASSIGNMENT AGREEMENT


          This Amendment No. 2 to Assignment Agreement (this "Amendment"), dated as of September 30, 1997, amends that certain Assignment Agreement, dated as of April 13, 1994 (the "Assignment Agreement"), among Zonagen, Inc., a Delaware corporation ("Zonagen"), Gamogen, Inc., a New York corporation ("Gamogen"), and Dr. Adrian Zorgniotti ("Zorgniotti"), as amended by Conditional Amendment No. 1 thereto dated as of January 24, 1997 (the "Conditional Amendment"). Capitalized terms used without definition in this Amendment shall have the meanings ascribed thereto in the Assignment Agreement and the Conditional Amendment.

                                  WITNESSETH
                                  ----------


          WHEREAS, Gamogen and Zorgniotti assigned certain technology (referred to in the Assignment Agreement as the "Subject Technology") to Zonagen pursuant to the Assignment Agreement; and

          WHEREAS, Zonagen agreed in the Assignment Agreement to pay certain royalties to Gamogen with respect to its sales of any Royalty-Bearing Product; and

          WHEREAS, Gamogen and Zonagen amended the Assignment Agreement in the Conditional Amendment to provide Zonagen with the option to terminate its obligations with respect to royalties on Royalty-Bearing Products in exchange for payments by Zonagen;

          WHEREAS, Gamogen and Zonagen desire to enter this Amendment to evidence (i) the exercise of such option by Zonagen, (ii) the payment of the Option Price (as reduced hereby) by Zonagen and (iii) the amendment of the Assignment Agreement to terminate Zonagen's obligations with respect to royalties on Royalty-Bearing Products;

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained in this Amendment, the parties hereto agree as follows:

          1. Exercise of Option. Concurrently with the execution of this Amendment (which constitutes notice of the exercise of the Option), Zonagen has delivered $558,000 in cash to Gamogen in full payment of the Option Price, which amount reflects (i) a credit in an amount equal to the $150,000 in Maintenance Payments previously made by Zonagen and (ii) a reduction of $42,000 in the amount of the Option Price in consideration for Zonagen's agreement to exercise the Option as of the date of this Amendment.

          2. Amendment of Assignment Agreement. Section 2.1(b) of the Assignment Agreement is hereby amended by deleting subsection (iii) thereof in its entirety. Article II of the Assignment Agreement is hereby further amended by deleting Section 2.3 thereof in its entirety. Without limiting the foregoing, this Amendment shall terminate (x) any and all obligations of Zonagen with respect to (i) the payment of royalties on Royalty-Bearing Products and (ii) obtaining regulatory approval for and marketing Royalty-Bearing Products, and
(y) any and all rights whatsoever of Gamogen under the Assignment Agreement.

          3.  Representations and Warranties.   Each party hereto represents
and warrants to the other party as follows:
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          (a) It is a corporation duly organized, validly existing, and in good standing under the laws of jurisdiction of its incorporation, with the requisite power to enter into and perform its obligations under this Amendment in accordance with terms hereof.

          (b) It has the full right, power and authority to execute and deliver this Amendment and to perform the terms hereof. It has taken all required
     corporate actions to approve and adopt this Amendment.   This Amendment has
     been duly authorized by all necessary corporate action, and upon execution and delivery thereof will be its valid and binding agreement enforceable against it in accordance with the terms hereof, subject as to enforcement to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

          (c) Its execution and delivery of this Amendment and the consummation of the transactions required hereby (i) do not and will not violate or conflict with any statute, regulation, judgment, order, writ, decree, or injunction, currently applicable to it, any of its subsidiaries or any of their respective property or assets, and (ii) will not violate or conflict with any provision of its articles of incorporation or bylaws or any existing mortgage, indenture, contract, licensing agreement, financing statement, or other agreement binding on it or any of its subsidiaries.

          (d) No consent or approval of its stockholders or any third party is required to be obtained by it in connection with the execution and delivery of this Amendment or the performance of the transactions contemplated hereby. No material contract or agreement to which it is a party restricts its ability to fulfill its obligations and responsibilities under this Amendment or to carry out the activities contemplated herein.

          4. No Other Changes. The Assignment Agreement shall continue to be in full force and effect in accordance with the terms thereof, except to the extent such terms are amended by this Amendment.

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.


                                ZONAGEN, INC.

                                By: /s/ LOUIS PLOTH, JR.
                                   ----------------------------
                                    Louis Ploth, Jr.
                                    Vice President and Chief Financial Officer


                                GAMOGEN, INC.

                                By: /s/ JESSE A. GARRINGER
                                   ----------------------------
                                    Jesse A. Garringer
                                    Executive Vice President


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